UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported: September 6, 2006
Commission File No. 1-8968
ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the State of Delaware	Employer Identification No. 76-0146568
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Consent of KPMG LLP
Consent of Netherland, Sewell & Associates, Inc.
Audited Financial Statements

Item 8.01 Other Events
     In June 2006, the Board of Directors of Anadarko Petroleum Corporation (the “Company”) approved a plan to sell its Canadian oil and gas operations. In accordance with applicable accounting standards, such assets and operations have been treated as discontinued operations for financial statement reporting purposes beginning in the quarterly period ended June 30, 2006.
     In May 2006, the Company’s shareholders approved a two-for-one stock split (the “stock split”) to be effected in the form of a stock dividend. The distribution date was May 26, 2006 to stockholders of record on May 12, 2006.
     Applicable accounting standards require that discontinued operations and stock splits be reflected retroactive to prior periods. Accordingly, the Company has recast the audited financial statements for each of the three years in the period ended December 31, 2005 presented in Item 8 of its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission (SEC) on March 3, 2006 (the “2005 Annual Report”), to reflect the Company’s Canadian operations as discontinued operations and to reflect the stock split in all periods.
     The recast financial statements are filed as Exhibit 99 to this report and incorporated herein by reference. Except with respect to the limited matters described above, no other changes have been made to the 2005 Annual Report. This report should be read in conjunction with the portions of the 2005 Annual Report that have not been recast herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
23.1	Consent of KPMG LLP

23.2	Consent of Netherland, Sewell & Associates, Inc.

99	Audited Financial Statements

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION
(Registrant)

September 6, 2006	By:	/s/ BRUCE W. BUSMIRE

Bruce W. Busmire — Vice President and
Chief Accounting Officer

Exhibit Index
(d) Exhibits
23.1	Consent of KPMG LLP

23.2	Consent of Netherland, Sewell & Associates, Inc.

99	Audited Financial Statements